Exhibit 99.1

Mr. Cooper Group Reports Fourth Quarter 2023 Results

  Reported net income of $46 million including other mark-to-market loss of $41 million, equivalent to ROCE of 4.3% and operating ROTCE of 11.1%
  Book value per share and tangible book value per share increased to $66.29 and $63.67
  Servicing portfolio grew 14% y/y to $992 billion
  Repurchased 1.3 million shares of common stock for $72 million
  Subsequent to quarter end, issued $1 billion senior notes maturing 2032 with coupon of 7.125%

DALLAS--(BUSINESS WIRE)--February 9, 2024--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), reported fourth quarter income before income tax expense of $69 and net income of $46 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $151 million. Adjustments included other mark-to-market net of hedges of $41 million, $27 million related to the previously disclosed cyber event, and other items shown below in the reconciliation of GAAP and non-GAAP results.

Chairman and CEO Jay Bray commented, “The fourth quarter closed out an exceptionally productive year for Mr. Cooper, with steadily rising return on equity throughout the year and very substantial growth which puts us on the cusp of achieving our $1 trillion portfolio strategic target. We enter 2024 with robust capital and liquidity, an extremely talented and dedicated team, and enormous energy to serve customers, clients and all our other stakeholders.”

Chris Marshall, Vice Chairman added, “Operational performance this year has benefited from strong focus and vigorous execution. Accomplishments include record servicing profits and very agile performance by our originations unit despite headwinds from rising interest rates. Over the last fifteen years, we have grown in a steady, consistent, and prudent fashion, to the point that today we have earned the title of market leader. I believe we are in strong shape to excel in 2024 and beyond.”

Servicing

The Servicing segment provides a best-in-class home loan experience for our 4.6 million customers while simultaneously strengthening asset performance for investors. In the fourth quarter, Servicing recorded pretax income of $184 million, including other mark-to-market of $41 million. The servicing portfolio ended the quarter at $992 billion. Servicing generated pretax operating income, excluding other mark-to-market, of $229 million. At quarter end, the carrying value of the MSR was $9,090 million equivalent to 155 bps of MSR UPB.

	Quarter Ended
($ in millions)	Q4'23		Q3'23
	$	BPS	$	BPS
Operational revenue	$507	21.1	$561	25.0
Amortization, net of accretion	(151)	(6.3)	(160)	(7.1)
Mark-to-market	(40)	(1.7)	63	2.8
Total revenues	316	13.1	464	20.7
Total expenses	(180)	(7.4)	(172)	(7.6)
Total other expenses, net	48	1.9	69	3.0
Income before taxes	184	7.6	361	16.1
Other mark-to-market	41	1.7	(61)	(2.7)
Accounting items	2	0.1	—	—
Intangible amortization	2	0.1	1	—
Pretax operating income excluding other mark-to-market and accounting items	$229	9.5	$301	13.4

	Quarter Ended
	Q4'23		Q3'23
MSRs UPB ($B)		$588		$528
Subservicing and Other UPB ($B)		404		409
Ending UPB ($B)		$992		$937
Average UPB ($B)		$963		$897
60+ day delinquency rate at period end		1.9%		1.9%
Annualized CPR		4.0%		5.3%
Modifications and workouts		16,953		21,459

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income of $9 million and pretax operating income of $10 million.

The Company funded 10,699 loans in the fourth quarter, totaling approximately $2.7 billion UPB, which was comprised of $1.2 billion in direct-to-consumer and $1.5 billion in correspondent. Funded volume decreased 22% quarter-over-quarter, while pull through adjusted volume decreased 22% quarter-over-quarter to $2.6 billion.

	Quarter Ended
($ in millions)	Q4'23	Q3'23
Income before taxes	$9	$29
Accounting items	1	—
Pretax operating income excluding accounting items and other	$10	$29
	Quarter Ended
($ in millions)	Q4'23	Q3'23
Total pull through adjusted volume	$2,592	$3,308
Funded volume	$2,661	$3,412
Refinance recapture percentage	76%	83%
Recapture percentage	22%	24%
Purchase volume as a percentage of funded volume	59%	54%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on February 9, 2024 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023
Revenues:
Service related, net	$345	$432
Net gain on mortgage loans held for sale	59	142
Total revenues	404	574
Total expenses:	332	301
Other (expense) income, net:
Interest income	159	167
Interest expense	(159)	(146)
Other (expense) income, net	(3)	58
Total other (expense) income, net	(3)	79
Income before income tax expense	69	352
Income tax expense	23	77
Net income	$46	$275

Earnings per share:
Basic	$0.71	$4.14
Diluted	$0.69	$4.06
Weighted average shares of common stock outstanding (in millions):
Basic	65.1	66.4
Diluted	66.7	67.7

MR. COOPER GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions of dollars)

		Unaudited
	December 31, 2023	September 30, 2023
Assets
Cash and cash equivalents	$571	$553
Restricted cash	169	151
Mortgage servicing rights at fair value	9,090	8,504
Advances and other receivables, net	996	758
Mortgage loans held for sale at fair value	927	893
Property and equipment, net	53	59
Deferred tax assets, net	472	499
Other assets	1,918	2,010
Total assets	$14,196	$13,427

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$3,151	$3,147
Advance and warehouse facilities, net	4,302	3,545
Payables and other liabilities	1,995	1,964
MSR related liabilities - nonrecourse at fair value	466	467
Total liabilities	9,914	9,123
Total stockholders' equity	4,282	4,304
Total liabilities and stockholders' equity	$14,196	$13,427

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2023
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$307	$16	$22	$345
Net gain on mortgage loans held for sale	9	51	(1)	59
Total revenues	316	67	21	404
Total expenses	180	59	93	332
Other income (expense), net:
Interest income	148	10	1	159
Interest expense	(100)	(9)	(50)	(159)
Other income, net	—	—	(3)	(3)
Total other income (expense), net	48	1	(52)	(3)
Pretax income (loss)	$184	$9	$(124)	$69
Income tax expense				23
Net income				$46
Earnings per share
Basic				$0.71
Diluted				$0.69

Non-GAAP Reconciliation:
Pretax income (loss)	$184	$9	$(124)	$69
Other mark-to-market	41	—	—	41
Accounting items / other	2	1	36	39
Intangible amortization	2	—	—	2
Pretax operating income (loss)	$229	$10	$(88)	$151
Income tax expense(1)				(37)
Operating income				$114
Operating ROTCE(2)				11.1%
Average tangible book value (TBV)(3)				$4,123
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,133 and ending TBV of $4,113.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2023
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$392	$18	$22	$432
Net gain on mortgage loans held for sale	72	70	—	142
Total revenues	464	88	22	574
Total expenses	172	58	71	301
Other income (expense), net:
Interest income	157	10	—	167
Interest expense	(88)	(11)	(47)	(146)
Other expense, net	—	—	58	58
Total other income (expense), net	69	(1)	11	79
Pretax income (loss)	$361	$29	$(38)	$352
Income tax expense				77
Net income				$275
Earnings per share
Basic				$4.14
Diluted				$4.06

Non-GAAP Reconciliation:
Pretax income (loss)	$361	$29	$(38)	$352
Other mark-to-market	(61)	—	—	(61)
Accounting items / other	—	—	(44)	(44)
Intangible amortization	1	—	1	2
Pretax operating income (loss)	$301	$29	$(81)	$249
Income tax expense				(60)
Operating income(1)				$189
Operating ROTCE(2)				18.7%
Average tangible book value (TBV)(3)				$4,032
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,931 and ending TBV of $4,133.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Year Ended December 31, 2023
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$1,295	$61	$84	$1,440
Net gain on mortgage loans held for sale	84	271	(1)	354
Total revenues	1,379	332	83	1,794
Total expenses	664	232	276	1172
Other income (expense), net:
Interest income	491	36	1	528
Interest expense	(324)	(37)	(176)	(537)
Other expense, net	—	—	41	41
Total other income (expense), net	167	(1)	(134)	32
Pretax income (loss)	$882	$99	$(327)	$654
Income tax expense				154
Net income				$500
Earnings per share
Basic				$7.46
Diluted				$7.30

Non-GAAP Reconciliation:
Pretax income (loss)	$882	$99	$(327)	$654
Other mark-to-market	(18)	—	—	(18)
Accounting items / other	2	1	14	17
Intangible amortization	3	—	4	7
Pretax operating income (loss)	$869	$100	$(309)	$660
Income tax expense				(160)
Operating income(1)				$500
Operating ROTCE(2)				12.5%
Average tangible book value (TBV)(3)				$3,987
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of quarterly TBV averages of $3,895 for 1Q’23, $3,896 for 2Q’23, $4,032 for 3Q’23, and $4,123 for 4Q’23.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q4'23	Q3'23
Stockholders' equity (BV)	$4,282	$4,304
Goodwill	(141)	(141)
Intangible assets	(28)	(30)
Tangible book value (TBV)	$4,113	$4,133
Ending shares of common stock outstanding (in millions)	64.6	65.8

BV/share	$66.29	$65.38
TBV/share	$63.67	$62.78

Net income	$46	$275
ROCE(1)	4.3%	26.2%

Beginning stockholders’ equity	$4,304	$4,079
Ending stockholders’ equity	$4,282	$4,304
Average stockholders’ equity (BV)	$4,293	$4,192
(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com